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                                                                    EXHIBIT (11)





                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the following with respect of Post-Effective Amendment No. 39 to the Registration Statement (No. 33-20827) on Form N-1A under the Securities Act of 1933, as amended, of The RBB Fund, Inc.:

         - The inclusion of our report dated October 11, 1996 on our audit of financial statements and financial highlights of the BEA Institutional Funds (consisting of BEA International Equity Fund, BEA Emerging Markets Equity Fund, BEA U.S. Core Equity Fund, BEA U.S. Core Fixed Income Fund, BEA Global Fixed Income Fund, BEA Strategic Fixed Income Fund and BEA Municipal Bond Fund of The RBB Fund, Inc., in the Statement of Additional Information.

         - The reference to our Firm under the headings "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.



COOPERS & LYBRAND L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
)ctober 11, 1996